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                                                                      EXHIBIT 17

                         KEMPER QUANTITATIVE EQUITY FUND

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF YOUR FUND
               Special Meeting of Shareholders--December 16, 1998

     The undersigned hereby appoints Bruce H. Goldfarb, Kathryn L. Quirk, Thomas
F. McDonough and Daniel Pierce and each of them , the proxies or the undersigned with the power of substitution to each of them, to vote all shares of the Fund which the undersigned is entitled to vote at the Special Meeting of Shareholders of the Fund to be held at the offices of Scudder Kemper Investments, Inc., Two International Place, Boston, Massachusetts 02110, on Wednesday, December 16, 1998 at _______ eastern time, and at any adjournments thereof.

     Unless otherwise specified in the squares provided, the undersigned's vote will be cast FOR each numbered item listed below.

     The Board members of your Fund, including those who are not affiliated with the Fund or Scudder Kemper Investments, Inc., recommend that you vote FOR each item.

1. To approve the new investment Management Agreement between the Fund and Scudder Kemper investments, Inc.;
                 [ ] FOR        [ ] AGAINST         [ ] ABSTAIN
2.   To approve an Agreement and Plan of Reorganization.

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The proxies are authorized to vote in their discretion on any other business which may properly come before the meeting and any adjournments thereof:

                           Please sign exactly as your name or
                           names appear. When signing as attorney,
                           executor, administrator, trustee or
                           guardian, please give your full title
                           as such.


                           _______________________________________
                                  (Signature of Shareholder)

                           _______________________________________
                              (Signature of joint owner, if any)

                           Dated______, 1998

                           PLEASE SIGN AND RETURN PROMPTLY IN ENCLOSED ENVELOPE,
                                       NO POSTAGE IS REQUIRED.